UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

Third Amendment to the Credit Agreement

On August 14, 2009, Accuride Corporation (the “Company”) entered into a Third Amendment and Consent to the Fourth Amended and Restated Credit Agreement and First Amendment to the Amended and Restated Guarantee and Collateral Agreement (the “Third Amendment”) with respect to its Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005 (as amended, the “Credit Agreement”), among the Company, Accuride Canada Inc., the subsidiaries of the Company party thereto, the lenders from time to time party thereto (the “Lenders”), Citicorp USA, Inc. (“Citicorp”), the administrative agent for the Lenders, and the other agents party thereto.  The Third Amendment provides for the resignation of Citicorp as administrative agent and the appointment by the Lenders of Deutsche Bank Trust Company Americas (“Deutsche”) to serve as administrative agent.  In connection with the Third Amendment, the Company also entered into various documents which transfer the agency and rights with respect to the collateral to the Credit Agreement from Citicorp to Deutsche.

An affiliate of Sun Capital Securities Group, LLC is one of the lenders that approved the Third Amendment.  Sun Capital and its affiliates hold approximately 32.2% of the Company’s common stock on a fully diluted basis and benefit from certain corporate governance rights described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on February 4, 2009.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Third Amendment, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference.

Second Temporary Waiver Agreement

On August 14, 2009, the Company and the Lenders entered into a Second Temporary Waiver Agreement (the “Second Temporary Waiver”).

Pursuant to the terms of the Second Temporary Waiver, the Lenders have agreed to continue to waive the Company’s non-compliance with the financial covenants under the Credit Agreement for the fiscal quarter ended June 30, 2009, as described in the First Temporary Waiver Agreement filed on July 9, 2009, for the duration of the Second Temporary Waiver Period.  In addition, the Lenders have agreed to waive any default under Section 7.01(e) of the Credit Agreement if the Company fails to make the interest payment due and owing on August 1, 2009 to the holders of the Company’s 8 1/2% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes Interest Payment”).  The “Second Temporary Waiver Period” terminates on September 7, 2009 unless terminated earlier as the result of, among other things: (i) an event of default under the Credit Agreement that is not a Scheduled Default or an Additional Default, (ii) payment by the Company of the Senior Subordinated Notes Interest Payment, or (iii) the failure by the Company or the subsidiary guarantors to comply with the terms and provisions of the Second Temporary Waiver.  The Second Temporary Waiver Period may be extended to September 15, 2009 if the Company obtains a temporary waiver or forbearance, in form and substance reasonably satisfactory to Deutsche and the Lender Steering Committee, from the holders of the Senior Subordinated Notes within five business days following the expiration of any grace period applicable to any default under the Senior Subordinated Notes as a result of the Company’s failure to make the Senior Subordinated Notes Interest Payment.

Under the Second Temporary Waiver: (i) interest on advances and all outstanding obligations under the Credit Agreement will accrue at an annual rate of 2.0% plus the otherwise applicable rate during the Second Temporary Waiver Period, (ii) the Company and its subsidiaries must comply with certain restrictions on incurring additional debt, making investments and selling assets and (iii) the Company must comply with specified minimum liquidity requirements.

An affiliate of Sun Capital Securities Group, LLC is one of the lenders that approved the Second Temporary Waiver.  Sun Capital and its affiliates hold approximately 32.2% of the Company’s common stock on a fully diluted basis and benefit from certain corporate governance rights described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on February 4, 2009.

As initially disclosed in our Form 10-Q for the quarter ended March 31, 2009, the Company is proactively evaluating strategic alternatives to address ongoing liquidity and financing concerns, including amendments and additional waivers to the Credit Agreement, the sale of non-core assets and/or alternative debt structures.  The Company expects to use the Second Temporary Waiver Period to continue working toward implementing one or more of these strategic alternatives, and views the Second Temporary Waiver as an additional step in a broader transaction with its lenders, although the nature and parameters of this transaction are not yet defined.

Under the Second Temporary Waiver, if requested by the administrative agent for the Lenders or the Lender Steering Committee that has been formed to represent the Lenders in their negotiations with the Company, the Company will provide the administrative agent, the Steering Committee and their respective advisors with weekly updates regarding the ongoing financial performance, operations and liquidity of the Company and its subsidiaries, and the progress toward a proposal for an amendment to or restructuring of the obligations under the Credit Agreement and the Senior Subordinated Notes.  There can be no assurance, however, that the Company’s proposal to the Lenders, or any other strategic alternative, will be implemented prior to the expiration of the Second Temporary Waiver Period, in which case an event of default would likely occur under the Credit Agreement.  The occurrence of an event of default under the Credit Agreement would permit the Lenders to restrict the Company’s access to available cash, and possibly result in the acceleration of the Company’s obligations under the Credit Agreement and the acceleration of debt under other debt agreements that may contain cross-acceleration or cross-default provisions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Secondary Temporary Waiver, which is attached as Exhibit 10.2 to this report and is incorporated into this Item 1.01 by reference.  The Company announced the Second Temporary Waiver in a press release dated August 14, 2009, a copy of which is furnished, and not filed, as Exhibit 99.1 to this report.  The material terms of the Credit Agreement are described in the Company’s Form 8-K, filed with the SEC on February 4, 2005, as amended in the Company’s Form 8-Ks, filed with the SEC on November 29, 2007 and February 4, 2009, in Note 6 to the Company’s Consolidated Financial Statements included in its Form 10-K filed for the year ended December 31, 2008 and in Note 10 to the Company’s Condensed Consolidated Financial Statements included in its Form 10-Q filed for the quarter ended March 31, 2009.

Item 5.02               Appointment of New Director

Following the August 6, 2009 resignation by Douglas C. Werking from his position as a member of the Board of Directors (the “Board”) of the Company, on August 13, 2009, the Board appointed Michael E. Alger as a director.  Mr. Alger was nominated as a candidate to the Board by Sun Accuride Debt Investments, LLC, an affiliate of Sun Capital Partners and the holder of the sole outstanding share of the Company’s Series A Preferred Stock (the “Series A Stockholder”).  Pursuant to the Company’s Certificate of Designation of Series A Preferred Stock, the Series A Stockholder has the sole right to nominate a candidate for consideration by the Board to fill the vacancy created by Mr. Werking’s resignation. Sun Capital and its affiliates hold approximately 32.2% of the Company’s common stock on a fully diluted basis and benefit from certain corporate governance rights described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on February 4, 2009.

Michael E. Alger, a Vice President at Sun Capital Partners, has over twenty-eight years of experience in senior finance and operations management roles.  Prior to joining Sun Capital Partners in 2007, Mr. Alger served as the CFO of Indalex Aluminum Solutions from 2000 to 2007.  Before serving as CFO of Indalex, Mr. Alger served as Vice President of Finance for Favorite Brands and as CFO for Jel Sert and Olds Products.  Prior to that, Mr. Alger held a number of senior finance positions with Kraft General Foods and Baxter International and he started his career as an auditor with Price Waterhouse.  Mr. Alger received a Bachelor of Science degree in Accounting from the University of Illinois, a Masters in Management in Finance from Northwestern University and is also a certified public accountant.

Mr. Alger is an officer of Sun Capital Partners, Inc.  Additionally, Mr. Alger is an officer and director of numerous affiliates of Sun Capital Partners, Inc., none of which are affiliated with the Company and/or registered investment companies under the Investment Company Act of 1940.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                          Third Amendment and Consent to the Fourth Amended and Restated Credit Agreement and First Amendment to the Amended and Restated Guarantee and Collateral Agreement, dated as of August 14, 2009, to the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, as amended, by and among Accuride Corporation, Accuride Canada Inc., the subsidiaries of Accuride Corporation party thereto, the lenders from time to time  party thereto, Citicorp USA, Inc., as resigning administrative agent for the lenders, Deutsche Bank Trust Company Americas, as successor administrative agent for the lenders and the other agents party thereto.

10.2                          Second Temporary Waiver Agreement, dated August 14, 2009, by and among Accuride Corporation, Accuride Canada Inc., the subsidiaries of Accuride Corporation party thereto, the lenders party thereto, and the administrative agent for the lenders.

99.1                          Press Release, dated August 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	August 18, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Third Amendment and Consent to the Fourth Amended and Restated Credit Agreement and First Amendment to the Amended and Restated Guarantee and Collateral Agreement, dated as of August 14, 2009, to the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, as amended, by and among Accuride Corporation, Accuride Canada Inc., the subsidiaries of Accuride Corporation party thereto, the lenders from time to time party thereto, Citicorp USA, Inc., as resigning administrative agent for the lenders, Deutsche Bank Trust Company Americas, as successor administrative agent for the lenders and the other agents party thereto.

10.2

Second Temporary Waiver Agreement, dated August 14, 2009, by and among Accuride Corporation, Accuride Canada Inc., the subsidiaries of Accuride Corporation party thereto, the lenders party thereto, and the administrative agent for the lenders.

99.1	Press Release, dated August 14, 2009